UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 16, 2004

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

July 1, 2004

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a)	Pursuant to the Purchase Agreement dated June 16, 2004 by and among Navigant International, Inc. (“Navigant” or “Registrant”) and Northwestern Travel Service, L.P. (“Northwestern”), Navigant acquired the partnership interests of Northwestern from Northwestern Travel Service, Inc. (“NTSI”) and the Noble Family Limited Partnership (“NFLP”). The purchase price of $30.8 million, which was negotiated at arms’ length between the parties, included a cash payment of $775,000, delivery of a promissory note payable in principal amount of $19.5 million and delivery of about 611,000 shares of Navigant International, Inc. common stock valued at approximately $10.5 million. The cash payment was funded and the payment of the promissory note payable will be funded through Navigant’s revolving credit facility administered by Bank of America, N.A. as Administrative Agent. Subject to contingencies, if Northwestern achieves certain revenue objectives by the first anniversary of the closing, the sellers will be entitled up to approximately $10.2 million in additional cash consideration, which will be funded through Navigant’s revolving credit facility. A copy of the joint press release of Navigant and Northwestern was filed as an exhibit to the Form 8-K dated June 17, 2004.

(b)	Northwestern will continue to operate as a provider of corporate travel management services as a wholly-owned subsidiary of Navigant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	As of the date of this Form 8-K, it is impractical for the Registrant to provide the financial statements for the Partnership, required pursuant to Article 3 of Regulation S-X. In accordance with Item 7(a) of Form 8-K, such financial statements for the Partnership, will be filed by amendment to this Form 8-K on or before August 16, 2004.

(b)	As of the date of this Form 8-K, it is impractical for the Registrant to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X. In accordance with Item 7(b) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K on or before August 16, 2004.

(c)	Exhibits

2.1	Purchase Agreement dated June 16, 2004 by and among Navigant International, Inc., a Delaware corporation (“Navigant”), NWT Newco, Inc., an Illinois corporation and a wholly-owned subsidiary of Navigant International/Rocky Mountain, Inc. (“Newco”), Navigant International/North Central, Inc., an Illinois corporation and a wholly-owned subsidiary of NII (“NINC”), Northwestern Travel Service, L.P., a Minnesota limited partnership (the “Partnership”), Northwestern Travel Service, Inc., the general partner of the Partnership (the “General Partner”), Noble Family Limited Partnership, a Minnesota limited partnership (the “New Partnership”) and John C. Noble, Jack Curtiss Noble, Peter Thorp Noble, Clifford Blunt Noble and John Partridge Noble (individually, each a “Limited Partner”, and collectively with the General Partner and the New Partnership, (the “Partners”).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2004

NAVIGANT INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Robert C. Griffith
Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)